EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-159232) of Apple REIT Six, Inc. and in the related Prospectus of our reports dated March 12, 2012, with respect to the consolidated financial statements and schedule of Apple REIT Six, Inc., and the effectiveness of internal control over financial reporting of Apple REIT Six, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Richmond, Virginia
March 12, 2012